SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004 (December 14, 2004)

RANCON INCOME FUND I,

A CALIFORNIA LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

California	0-16645	33-0157561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South El Camino Real, Suite 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s Telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K contains a total of 8 pages.

No exhibits required.

Item 2.01.	ACQUISITION OR DISPOSITION OF ASSETS

On December 14, 2004, Rancon Income Fund I, a California Limited Partnership (“the Partnership”) sold the Bristol Medical Center to an unaffiliated entity for $7,250,000. The sale generated net proceeds of approximately $6,720,000. On December 17, 2004, the General Partner approved and distributed $500 per Partnership unit for a total of $6,300,000 to the limited partners. The remaining proceeds were added to the Partnership’s cash reserves.

Item 9.01.	FINANCIAL STATEMENTS

(b) PRO-FORMA FINANCIAL STATEMENTS

Pro forma balance sheet as of September 30, 2004 (unaudited), with accompanying notes and adjustments.

Pro forma statements of operations for the nine months ended September 30, 2004, and the year ended December 31, 2003 (unaudited), with accompanying notes and adjustments.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet as of September 30, 2004, has been prepared to reflect the disposition of Bristol Medical Center as if such transaction had been completed on September 30, 2004.

The following unaudited pro forma statements of operations for the nine months ended September 30, 2004, and for the year ended December 31, 2003, have been prepared to reflect the disposition of Bristol Medical Center as if such transaction had been completed on January 1, 2004 and January 1, 2003, respectively.

These unaudited pro forma financial statements should be read in conjunction with the financial statements and related notes of the Partnership included in the Partnership’s reports filed under the Exchange Act. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the transaction had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

RANCON INCOME FUND I,

A CALIFORNIA LIMITED PARTNERSHIP

Pro Forma Balance Sheet

As of September 30, 2004

(in thousands, except unit amounts)

(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Assets
Investments in real estate:
Rental properties	$6,478	$(4,735)	$1,743
Accumulated depreciation	(2,365)	1,830	(535)

Rental properties, net	4,113	(2,905)	1,208
Cash and cash equivalents	146	6,720	6,866
Deferred costs, net of accumulated amortization	58	(58)	—
Prepaid expenses and other assets	97	(85)	12

Total assets	$4,414	$3,672	$8,086

Liabilities and Partners’ Equity
Liabilities:
Accounts payable and other liabilities	$120	$(43)	$77
Security deposits	69	(54)	15

Total liabilities	189	(97)	92

Partners’ equity:
General partner	(184)	38	(146)
Limited partners, 12,646 limited partnership units outstanding	4,409	3,731	8,140

Total partners’ equity	4,225	3,769	7,994

Total liabilities and partners’ equity	$4,414	$3,672	$8,086

The accompanying notes are an integral part of these financial statements.

RANCON INCOME FUND I,

A CALIFORNIA LIMITED PARTNERSHIP

Pro Forma Statement of Operations

For the nine months ended September 30, 2004

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Operating Revenue – Rental income	$917	(738)	$179

Operating Expenses
Property operating	403	(362)	41
Depreciation and amortization	300	(276)	24
General and administrative expenses	156	(57)	99

Total operating expenses	859	(695)	164

Operating income	58	(43)	15

Interest and other income	1	—	1

Net income	$59	$(43)	$16

Basic and diluted net income per limited partnership unit	$4.55	$(3.37)	$1.25

Weighted average number of limited partnership units outstanding during each period	12,763	12,763	12,763

The accompanying notes are an integral part of these financial statements.

RANCON INCOME FUND I,

A CALIFORNIA LIMITED PARTNERSHIP

Pro forma Statement of Operations

For the year ended December 31, 2003

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Operating Revenue – Rental income	$1,278	(1,031)	$247

Operating Expenses
Property operating	532	(479)	53
Depreciation and amortization	322	(291)	31
General and administrative expenses	203	(74)	129

Total operating expenses	1,057	(844)	213

Operating income	221	(187)	34

Interest and other income	7	—	7

Net income	$228	$(187)	$41

Basic and diluted net income per limited partnership unit	$17.21	$(14.09)	$3.12

Weighted average number of limited partnership units outstanding during each period	13,131	13,131	13,131

The accompanying notes are an integral part of these financial statements.

RANCON INCOME FUND I,

A CALIFORNIA LIMITED PARTNERSHIP

Notes to Pro Forma Financial Statements

The accompanying Pro Forma Balance Sheet as of September 30, 2004 and the Pro Forma Statements of Operations for the nine months ended September 30, 2004, and the year ended December 31, 2003, reflect the sale of Bristol Medical Center and include the following pro forma adjustments.

The $2,905,000 decrease in rental property reflects the net book value of Bristol Medical Center as of September 30, 2004.

The increase in cash reflects the net cash proceeds upon the sale of Bristol Medical Center.

The decreases in rental income, operating expenses and depreciation and amortization reflect the elimination of operations directly related to Bristol Medical Center for the respective periods.

The decrease in general and administrative expense for the respective periods reflects the elimination of the asset management fee upon the sale of Bristol Medical Center.

SIGNATURES

Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RANCON INCOME FUND I,
a California Limited Partnership

		By:	Rancon Income Partners I, L.P. its General Partner

Date:	December 23, 2004	By:	/s/ Daniel L. Stephenson
Daniel L. Stephenson Director, President, Chief Executive Officer and Chief Financial Officer of Rancon Financial Corporation General Partner of Rancon Income Partners I, L.P.